Exhibit to Accompany
Sub-Item 77 (O): Transactions effected pursuant to Rule 10f-3
FORM N-SAR
THE MARSICO INVESTMENT FUND  (the "Funds")
File Number: 811-8397
Period October 01, 2001 through March 31, 2002

Name of Issuer: Weight Watchers International
Date of Offering:11/14/01
Date of Purchase:11/14/01
Underwriter from whom purchased: Credit Suisse First Boston, Goldman Sachs, Salomon Smith Barney, Merrill Lynch,
UBS Warburg
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities
Aggregate principal amount of purchase:	Focus $793,728;
  Aggregate principal amount of offering: $418 million Purchase price (net of fees and expenses):$24 / share
Commission, spread or profit:	$0.756 / share

Name of Issuer: Weight Watchers International
Date of Offering:11/14/01
Date of Purchase:11/14/01
Underwriter from whom purchased: Credit Suisse First Boston,
Goldman Sachs, Salomon Smith Barney, Merrill Lynch,
UBS Warburg
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities
Aggregate principal amount of purchase:
                             21st Century $1,171,104;
Aggregate principal amount of offering: $418 million
Purchase price (net of fees and expenses):$24 / share
Commission, spread or profit:	$0.756 / share


Name of Issuer: Travelers Property Casualty Corp.
Date of Offering:3/21/02
Date of Purchase:3/21/02
Underwriter from whom purchased: Goldman Sachs, Morgan Stanley
Salomon Smith Barney, Credit Suisse First Boston,
Lehman Brothers
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities
Aggregate principal amount of purchase:	Focus
     $1,202,500
Aggregate principal amount of offering: $3,885 million
Purchase price (net of fees and expenses): $18.50 / share
Commission, spread or profit:	$0.463 / share

Name of Issuer: Travelers Property Casualty Corp.
Date of Offering:3/21/02
Date of Purchase:3/21/02
Underwriter from whom purchased: Goldman Sachs, Morgan Stanley
Salomon Smith Barney, Credit Suisse First Boston,
Lehman Brothers
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities
Aggregate principal amount of purchase:	Growth
     $6,131,307
Aggregate principal amount of offering: $3,885 million
Purchase price (net of fees and expenses): $18.50 / share
Commission, spread or profit:	$0.463 / share